SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                                (Amendment No.  )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|     Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|     Definitive Proxy Statement
|_|     Definitive Additional Materials
|X|     Soliciting Material under Rule 14a-12

                             Forgent Networks, Inc.
                    108 Wild Basin Road, Austin, Texas 78746


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


              The Red Oak Fund, LP, a Delaware limited partnership;

     Pinnacle Fund, LLLP, a Colorado limited liability limited partnership;

       Bear Market Opportunity Fund, L.P., a Delaware limited partnership;

          Pinnacle Partners, LLC, a Colorado limited liability company;

          Red Oak Partners, LLC, a New York limited liability company;

                                 David Sandberg.

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        1.      Title of each class of securities to which transaction applies:
        2.      Aggregate number of securities to which transaction applies:
        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        4.      Proposed maximum aggregate value of transaction:
        5.      Total fee paid:

|_|     Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        1.      Amount Previously Paid:
        2.      Form, Schedule or Registration Statement No.:
        3.      Filing Party:
        4.      Date Filed:


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On May 29, 2009 Red Oak filed an amended Schedule 13D which included Exhibits
99.A, 99.B, 99.C, and 99.D. These Exhibits are hereby filed separately as Exhibits 99.A , 99.B, 99.C, and 99.D. Additionally, on May 29, 2009 Red Oak and the Pinnacle Fund, LLLP issued a press release which is included as Exhibit E.








Important Information
Pinnacle Fund, LLLP ("Pinnacle") filed a definitive proxy statement with the Securities and Exchange Commission on May 28, 2009, in connection with the special meeting of stockholders of Forgent Networks, Inc. (the "Company") to be held on June 2, 2009. Stockholders are strongly advised to carefully read Pinnacle's definitive proxy statement, as it contains important information. Pinnacle and certain other persons are deemed participants in the solicitation of proxies from stockholders in connection with the special meeting of stockholders. Information concerning such participants is available in Pinnacle's definitive proxy statement. Stockholders may obtain, free of charge, copies of Pinnacle's definitive proxy statement and any other documents Pinnacle files with or furnishes to the Securities and Exchange Commission in connection with the special meeting of stockholders through the Securities and Exchange Commission's website at www.sec.gov, and through the following website: www.ourmaterials.com/pinnaclefund.

After the Company announces its annual meeting at which the Company's stockholders will elect a new board of directors, Pinnacle intends to file a definitive proxy statement soliciting votes for Pinnacle's nominees to the Company's board of directors. Pinnacle is not asking you at this time to vote on its slate of directors. Once Pinnacle's definitive proxy statement for the annual meeting becomes available, Pinnacle strongly advises stockholders to carefully read that definitive proxy statement, as it will contain important
information.   Information concerning Pinnacle and any other persons deemed participants in Pinnacle's solicitation of proxies from stockholders in connection with the annual meeting will be available in Pinnacle's definitive proxy statement for the annual meeting. Once Pinnacle's definitive proxy statement for the annual meeting becomes available, stockholders will be able to obtain, free of charge, copies of that statement and any other documents Pinnacle files with or furnishes to the Securities and Exchange Commission through the Securities and Exchange Commission's website at www.sec.gov.